SUB-ITEM 77Q(1): EXHIBITS

AMENDMENT #16
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

	This Declaration of Trust is amended
as follows:

       Strike the first paragraph of Section
5 of Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate Corporate Bond Fund
Institutional Service Shares
Institutional Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Real Return Bond Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Short-Term Income Fund
Class A Shares
Class Y Shares
Institutional Service Shares
Institutional Shares
Federated Stock and California Muni Fund
Class A Shares
Class C Shares




       	The undersigned hereby certify that the
above stated Amendment is a true and
correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 18th day of May, 2007.

       	WITNESS the due execution hereof this 18th day of May, 2007.

       /s/ John F. Donahue		/s/ Peter E. Madden
John F. Donahue		Peter E. Madden

/s/ Thomas G. Bigley		/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley		Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.		/s/ John E. Murray, Jr.
John T. Conroy, Jr.		John E. Murray, Jr.

/s/ Nicholas P. Constantakis		/s/ Thomas M. O'Neill
Nicholas P. Constantakis		Thomas M. O'Neill

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh

/s/ Lawrence D. Ellis, M.D.		/s/ James F. Will
Lawrence D. Ellis, M.D.		James F. Will